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                                                                     EXHIBIT 1.2


                                January 17, 2001



United Shipping & Technology Inc.
9850 51st Avenue North
Suite 110
Minneapolis, Minnesota 55442

Attention:  Peter Lytle, Chairman and Chief Executive Officer

Dear Peter:

     BB&T Capital Markets, a division of Scott & Stringfellow, Inc. ("BBTCM") is pleased to have the opportunity to set forth the terms of the exclusive engagement by United Shipping & Technology, Inc. (the "Company") of BBTCM to act as its placement agent in connection with the sale of the Securities (as defined below) and authorizes BBTCM, as placement agent, to arrange a private placement of its debt, equity or convertible securities (the "Securities") at a price satisfactory to the Company. Securities shall not include debt financing, which replaces, in whole or in part, the existing credit facilities between the Company and GE Capital Corporation. For the purposes of this Agreement, the term "Transaction" shall mean the sale of the Securities pursuant to this Agreement. The Company hereby agrees to engage BBTCM as the Company's exclusive placement agent with respect to the Transaction.

     1. BBTCM' Responsibilities

          (a) In connection with BBTCM' engagement as the Company's exclusive placement agent in connection with the Transaction, BBTCM will develop, update and review with the Company on an ongoing basis a list of parties that might be interested in acquiring Securities of the Company. The private placement of the Securities is to be made directly by the Company to the purchasers pursuant to agreements entered into by the purchasers and the Company. If requested by the Company, BBTCM' services in connection with the placement process shall include, but not be limited to:

          (i) the production of an informational memorandum describing the Company and its business;
          (ii) assistance with financial modeling and projections;
          (iii) valuation services for the purposes of negotiating with potential strategic partners or investors; and
          (iv) attendance at meetings on behalf of the Company with potential strategic partners or investors.

          (b) BBTCM also confirms its understanding and agreement that the Company retained BBTCM hereunder solely for the Company's benefit and not for any third party, including the Company's shareholders. The scope of BBTCM' engagement shall be limited to those matters expressly set forth in this Agreement. For the sake of clarity, the scope of
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United Shipping & Technology
January 17, 2001
Page 2


     BBTCM' engagement shall not include giving tax, legal, regulatory, accountancy or other specialist or technical advice from other sources.

     2. The Company's Representations and Agreements

          (a) The Company will offer the Securities only in compliance with the Securities Act of 1933, as amended, and applicable state securities laws. The Company will not, directly or indirectly, make any offer or sale of any of the Securities or any securities of the same or similar class as the Securities, the result of which would cause the offer and sale of the Securities to fail to be entitled to any applicable exemption from registration under such laws relied upon by the Company. The Company will provide BBTCM with all information that it may reasonably request with respect to the exemption from registration to be relied upon by the Company, including an opinion of counsel to the effect that such exemption is available. The Company will not make any filings with the Securities and Exchange Commission with respect to the offer and sale of the Securities without BBTCM' prior consent.

          (b) The Company will furnish BBTCM with such information, including financial statements, with respect to the business, operations, assets and liabilities of the Company and its affiliates as BBTCM may reasonably request in order to permit it to assist the Company in preparing a private placement memorandum for use in connection with the offering of the Securities. The Company will be solely responsible for the contents of the private placement memorandum and any and all other written or oral communications provided to any actual or prospective purchaser of the Securities with the approval of the Company, and the Company represents and warrants that the private placement memorandum and such other communications, including any material incorporated by reference therein, will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. BBTCM will be entitled to rely on, and will be under no obligation to verify, the accuracy or completeness of such information. The Company authorizes BBTCM to provide the private placement memorandum and such other communications to prospective purchasers of the Securities.

          (c) The Company agrees to take, such action (if any) as BBTCM may reasonably request to qualify the Securities for offer and sale under the securities laws of such states as BBTCM may specify; provided that in connection therewith the Company will not be required to qualify as a foreign corporation or file a general consent to service of process. The Company agrees that it will make any filings or take other actions required under applicable state securities laws to permit the sale of the Securities.

          (d) In order to allow proper coordination of the proposed financing, during the term of this engagement, the Company will promptly notify BBTCM of, any potential purchasers known to the Company to be interested in purchasing any Securities. In addition, the Company will keep BBTCM fully and promptly informed of the status of any discussions or negotiations between the Company and any potential purchaser of Securities.
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United Shipping & Technology
January 17, 2001
Page 3


     3. Fees

     As compensation for BBTCM' services hereunder, the Company agrees to pay BBTCM the following fees, which shall be payable in cash via wire transfer where applicable:

          (a) A non-refundable "Retainer Fee," of $50,000, due and payable $10,000 monthly, with the initial payment due on February 15, 2001 and a final payment due on June 15, 2001.

          (b) As compensation for BBTCM' services hereunder, the Company will pay in cash to BBTCM at closing a fee equal to six percent (6.0%) of the gross proceeds from the sale of the Securities. For the sale of Securities to all parties already in discussions with the Company or brought to BBTCM' attention by the Company or brought to the Company directly or indirectly by Ten X Partners. THLee Global Internet Managers LP (THLi), or Mr. Khaled Al-Muhairy, the fee shall be equal to 2% of the Aggregate Transaction value. These potential investors include, but are not limited to, those listed on Exhibit A of this Agreement. BBTCM shall not receive any fee for the sale of Securities to HomePoint.com, Inc.

          (c) Whether or not a Transaction is consummated, and in addition to any fees payable to BBTCM, the Company agrees to reimburse BBTCM for its out-of-pocket expenses related to this work, including BBTCM' attorneys' fees, should their advice be required. BBTCM agrees that reasonable out-of-pocket expenses shall not exceed $20,000 without the written approval of the Company. The Company agrees that such approval shall not be unreasonably withheld.

          (d) To the extent the Company has agreed to be funded in stages any fees due to BBTCM hereunder shall be due and payable as actual funding occurs, provided that such funding will be complete within 90 days of the initial commitment. In the instance that funding under an initial commitment continues beyond the 90 day period, BBTCM shall be entitled to 50% of its fee related to the entire commitment as of the 90th day post-commitment, 75% of its fee 120 days post-commitment and 100% of its fee 180 days post-commitment.

          (e) Except for Commissions related to any potential investment by HomePoint.com, Inc., and funding and placement efforts currently being made by Mr. Khaled Al-Muhairy and other Middle Eastern-based sources, the Company represents to BBTCM that there is no other person or entity that is entitled to a finder's fee, placement agent or any type of brokerage commission in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with it, and the Company further agrees not to enter into any such agreement or understanding during the term of BBTCM' engagement hereunder.

     4. Indemnity

          (a) If BBTCM or any Other Indemnified Party (as defined below) becomes involved in any capacity in any action, proceeding or investigation brought by or against, or involving or targeting, any person, including the Company, its directors, officers, employees or
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United Shipping & Technology
January 17, 2001
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     agents, securityholders, subsidiaries and affiliates (collectively, the
     "Affiliates"), in connection with any of the services rendered pursuant to this Agreement, or matters which are the subject of, or arise out of, this engagement, the Company will reimburse BBTCM and the Other Indemnified Parties for all of their legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred.

          (b) The Company also will indemnify and hold BBTCM and the Other Indemnified Parties harmless, to the fullest extent lawful, against all losses, claims, damages or liabilities (including, for this purpose, all amounts paid or contributed in settlement or compromise), whether jointly or severally, to which BBTCM or any Other Indemnified Party may become or consent to be subject, (i) in the private placement memorandum or any other written or oral communication provided to any actual or prospective purchaser of the Securities or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) arising in any manner out of or in connection with the services or matters which are the subject of this Agreement including, without limitation, the offer and sale of the Securities, except, in the case of clause (ii), to the extent that a court of competent jurisdiction shall have determined by a final, non-applicable judgment that such loss, claim, damage or liability primarily and proximately resulted from the gross negligence or willful misconduct of BBTCM in rendering services as an independent contractor, and not as a fiduciary, pursuant to this Agreement.

          (c) If, for any reason, the foregoing indemnification is unavailable to BBTCM or any Other Indemnified Party, or is or proves to be insufficient to hold it or them completely harmless with respect to any such loss, claim, damage or liability, or payment or contribution to any settlement or compromise, the Company agrees to contribute to the respective amount(s) paid or payable, or contributed, by BBTCM and any Other Indemnified Party as a result of any such loss, claim, damage, liability settlement or compromise in such proportion as is appropriate to reflect (i) the relative economic interests of the Company and its Affiliates, as the case may be, and of BBTCM and the Other Indemnified Parties, as the case may be, in connection with the Transaction to which such loss, claim, damage, liability, settlement or compromise relates, and (ii) the relative fault of the Company and its Affiliates, as the case may be, and of BBTCM and the Other Indemnified Parties, as the case may be, with respect to such loss, claim, damage or liability, and (iii) any other relevant equitable considerations. The relative benefits received by the Company, on one hand, and BBTCM, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before expenses) received by the Company bears to the total fees received by BBTCM hereunder.

          (d) The reimbursement, indemnity and contribution obligations of the Company hereunder (i) are in addition to any liability or obligation which the Company otherwise may have, (ii) extend to all Affiliates of BBTCM and to all directors, officers, employees, agents and controlling persons (if any), as the case may be, of any such Affiliate (collectively, the "Other Indemnified Parties"), and (iii) shall be binding upon and inure to the
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United Shipping & Technology
January 17, 2001
Page 5


     benefit of all successors, assigns, heirs and personal representatives, respectively, of the Company, BBTCM and the Other Indemnified Parties.

          (e) The foregoing reimbursement, indemnity and contribution obligations of the Company, and the rights and benefits to BBTCM and the Other Indemnified Parties of the obligations; (i) shall survive any termination or expiration of this Agreement, and the consummation, termination or abandonment of a Transaction, and (ii) shall not limit, impair the exercise of, or any other rights and benefits that BBTCM or any of the Other Indemnified Parties may have, or to which any of the parties may become entitled, whether available at common law, by separate agreement, or otherwise.

          (f) Notwithstanding anything contained in this Agreement to the contrary, the Company agrees that neither BBTCM nor any Other Indemnified Party shall have any liability to the Company or any person asserting or purporting to assert claims on behalf of, in right of, or as a representative of or for the Company or any of its securityholders for or in connection with any of the services rendered pursuant to this Agreement, or matters which are the subject of, or arise out of, the engagement contemplated hereby, except to the extent that a court of competent jurisdiction shall have determined by a final, non-applicable judgment that any losses, claims, damages or liabilities incurred by the Company primarily and proximately resulted from the gross negligence or willful misconduct of BBTCM in rendering services as an independent contractor, and not as a fiduciary, pursuant to this Agreement.

          (g) The Company represents that it will immediately seek the approval of its Board of Directors for this Agreement including the foregoing reimbursement, indemnity and contribution obligations of the Company and that this Agreement is subject to such approval being obtained.

     5. Term of Agreement. This Agreement shall continue until June 30, 2001. Except as otherwise provided herein, this Agreement may be terminated with or without cause by the Company or BBTCM at any time and without liability or continuing obligation to the Company or BBTCM (except for compensation earned and expenses incurred by or on behalf of BBTCM to the date of termination) upon written notice to the other party. Notwithstanding the foregoing, however, BBTCM shall be entitled to its full compensation pursuant to this Agreement in the event that, at any time prior to the expiration of 7 months after written termination by the Company, a transaction of the type described in this Agreement is consummated between the Company and an investor or funding source originally brought to the Company's attention by BBTCM, where the initial contact did not result in a final Transaction. Furthermore, the indemnity provisions of this Agreement, the waiver of the right to trial by jury provision and the confidentiality and non-disclosure provisions will remain operative regardless of such termination.

     6. Miscellaneous

          (a) BBTCM will not have any rights or obligations in connection with the private placement of the Securities contemplated by this Agreement except as expressly provided
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United Shipping & Technology
January 17, 2001
Page 6


     in this Agreement. In no event shall BBTCM be obligated to purchase the Securities for its own account.

          (b) All opinions and advice provided to the Company in connection with this engagement are intended solely for the benefit and use of the Company in connection with the matters described in this Agreement, and accordingly such advice shall not be relied upon by any third parties. In addition, none of (i) the name of BBTCM, (ii) any advice rendered by BBTCM to the Company; or (iii) any communication from BBTCM pursuant to this agreement will be quoted or referred to in any report, document, release or other communication prepared, issued or transmitted by the Company, or any person controlled by the Company, without BBTCM prior written consent, which consent will not be unreasonably withheld.

          (c) The Company agrees that if BBTCM (or any of its directors, officers, agents or professional advisors) is required to testify or otherwise participate in any legal or other proceedings before any court or regulatory authority, in connection with or by reason of the performance of its professional services hereunder, the Company will pay to BBTCM a per diem amount for its services based upon its normal consulting fees, together with such disbursements and reasonable out-of-pocket expenses as may be incurred by BBTCM in connection therewith, including fees and disbursements of its counsel. However, no additional fees will be payable in respect of appearance ordinarily necessary to obtain the approvals for a particular Transaction, which, without restricting the generality of the foregoing, will include BBTCM' attendance at any meetings of the shareholders of the Company.

          (d) If the Company requests BBTCM to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate agreement. The fees for such services will be negotiated separately, and in good faith and will be consistent with fees paid to investment bankers in North America for similar services. The Company understands that BBTCM is a full service securities firm and as such may, from time to time, effect transactions for its own or its customers' accounts and hold positions in securities or options on securities of the Company as well as other companies which may have a current or prospective interest in the Company, including any interest in a business combination involving the Company.

          (e) In the event that the Company decides, during the term of this engagement or within 12 months thereafter, to conduct another debt or equity offering, including, but not limited to a secondary public offering or to conduct a leveraged recapitalization or other financial restructuring of the Company, other than the replacement of all or a portion of its existing facility with GE Capital Corporation, the Company agrees to provide BBTCM with a right of first refusal to act as a co-managing underwriter in the event of any public offering, or placement agent in the case of any private offering or placement of securities, or as advisor or dealer manager, as applicable, in the case of any other transaction, in each case, at fees, and upon terms, customary and consistent with industry practice that would be agreed between the Company and BBTCM in good faith. If BBTCM agrees to act in such capacity, the Company and BBTCM will enter into an appropriate form of underwriting, placement agency, engagement, dealer manager or other agreement relating to the type of transaction involved as appropriate. The
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United Shipping & Technology
January 17, 2001
Page 7

     Company acknowledges that this Agreement is neither an expressed nor an implied commitment by BBTCM to act in any capacity in any such transaction or to purchase or place any securities in connection therewith, which commitment shall only be set forth in a separate underwriting, placement agency or other applicable type of agreement.

          (f) The Company agrees that BBTCM has the right to place advertisements, including without limitation, "tombstone" advertisements or similar announcements of transactions in trade or business publications or the internet at BBTCM' expense describing its services to the Company hereunder.

          (g) This Agreement shall be governed by and construed in accordance with, the laws of the Commonwealth of Virginia without giving effect to that state's principles of conflict of law. BBTCM and the Company (on behalf and, to the extent permitted by law, on behalf of its stockholders or other securityholders) each waives any right to trial by jury in any action, claim, suit or proceeding with respect to BBTCM' engagement as financial advisor or its role in connection therewith. Solely for the purpose of enforcing this Agreement and the indemnity provisions hereof (the "Related Proceedings"), the Company hereby submits to the non-exclusive jurisdiction of any federal or state court in the Commonwealth of Virginia, City of Richmond (collectively, the "Specified Courts"), and irrevocably agrees that all claims in respect of such claim, suit or proceeding may be determined in such court. Service of process, summons, notice or document by mail, overnight courier or hand delivery, to the Company's address set forth above shall be effective service of process for any suit, action or other proceeding brought in a Specified Court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in a Specified Court and irrevocably and unconditionally waives and agrees not to plead or claim in a Specified Court that any such suit, action or other proceeding has been brought in an inconvenient forum. With respect to the Related Proceedings, the Company hereby waives all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled. The Company also waives, and will not raise or claim, any immunity to the enforcement of any judgment from the Related Proceedings in a Specified Court.

          (h) This Agreement may be executed in counterparts, each of which shall be deemed an original; all of which shall constitute one and the same instrument. Either party's execution and delivery of this Agreement may be evidenced by either physical delivery or facsimile communication of such executed Agreement or executed counterpart to the other party.

          (i) This Agreement may not be amended or otherwise modified except in writing signed by the Company and BBTCM. Neither party may assign this Agreement without the prior written consent of the other party. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior discussions, communications, agreements and understandings, if any, whether oral or written, relating to its subject matter. If any provision of this Agreement shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect.
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United Shipping & Technology
January 17, 2001
Page 8


     If the foregoing meets with your approval, please sign both copies of this Agreement and return one fully-executed version to BBTCM. We look forward to working with United Shipping & Technology in this important undertaking.

                                       Very truly yours,


                                       BB&T CAPITAL MARKETS
                                       A division of Scott & Stringfellow


                                       By:
                                          --------------------------------------

                                       Name: Frank F. Mountcastle, III

                                       Title: Director



Agreed and Accepted as of the Date First Written Above:


United Shipping & Technology, Inc.


By:
    ------------------------------
    Peter C. Lytle

Title: Chairman and Chief Executive Officer